UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 1,  2012

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2012, Xun Energy, Inc. (the “Company”) entered into a Bill of Sale pursuant to which it acquired from Altmann Revocable Living Trust, RLT 100% of all of its rights, title and interest in Common Voting Shares of Crockett Energy Corporation (“CEC”) in exchange for 45 million Units of the Company at a purchase price of $2,250,000.

Similarly, on February 14, 2012, the Company entered into a Bill of Sale pursuant to which it acquired from Jerry G. Mikolajczyk, the Company's President, CEO and Director, 100% of all of his rights, title and interest in Common Voting Shares of CEC for $1.00.

CEC, incorporated in Wyoming on November 14, 2011, is in the business of exploring, developing, operating, and investing in, acquiring, selling, managing and drilling oil and gas properties.  CEC has limited assets, which include a Purchase and Sale Agreement (“PSA”), entered into on January 31, 2012, between CEC and Edwin S. Nichols, Thad Purcell, Barry L. Benton, Vesta, LP, Sean Sassin, Renee Sassin, James C. Gibson, and Susan G. Godwin (collectively, the “Seller”) and Edwin S. Nichols Exploration, Inc. (the “Operator”), which provides in part, for the acquisition of Seller’s rights, title and interests in and to the oil, gas and mineral leases covering the James T Padgitt Lease, (Texas RRC lease # 332) containing 596 acres of land, more or less; the Clara Couch “H” Lease, (Texas RRC lease # 326) containing 80 acres of land, more or less; the Clara Couch “B” Lease, (Texas RRC # 325) containing 542 acres of land, more or less; Jeff Owens Fee Lease, (Texas RRC # 331) containing 462.5 acres of land, more or less; the J. W. Owens “D” Lease, (Texas RRC lease # 330) containing 160 acres of land, more or less and the J. W. Owens Lease, (Texas RRC lease # 329) containing 480 acres of land, more or less, all lands being located in Crockett County, Texas, without limitation, interests in oil, gas and/or mineral leases covering any part of the lands, production payments, and net profits interests in any part of the lands or leases, and other leasehold interests in oil, gas and other minerals in any part of the lands.

On March 13, 2012, pursuant to a letter agreement between CEC and Xun Oil Corporation (the “Xun Oil”), a wholly owned subsidiary of the Company, CEC assigned the PSA to Xun Oil.  The closing of the PSA was scheduled to be on or before April 30, 2012.

On April 30, 2012, Xun Oil and the Seller entered into an amendment to the PSA to extend the closing date to on or before June 29, 2012.  As consideration for the extension of the Closing, Xun Oil agrees to (i) release immediately the $250,000 earnest money held in escrow to the Seller which will be credited to the purchase price,  or should the transaction fail to close, the Seller will retain the $250,000 earnest money and (ii) pay interest at the rate of 6% per annum on $16,750,000, which represents the difference between the $17,000,000 purchase price and $250,000 earnest money, during the period May 1, 2012 to closing or June 29, 2012, which occurs first.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1

Purchase and Sale Agreement dated January 31, 2012, between Crockett Energy Corporation and Edwin S. Nichols, Thad Purcell, Barry L. Benton, Vesta, LP, Sean Sassin, Renee Sassin, James C. Gibson, and Susan G. Godwin (collectively, the “Seller”) and Edwin S. Nichols Exploration, Inc. (the “Operator”)

10.2

Third Amendment to Purchase and Sale Agreement dated April 30, 2012 between Xun Oil Corporation and Edwin S. Nichols, Thad Purcell, Barry L. Benton, Vesta, LP, Sean Sassin, Renee Sassin, James C. Gibson, and Susan G. Godwin (collectively, the “Seller”) and Edwin S. Nichols Exploration, Inc. (the “Operator”)

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 May 1, 2012

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1

Purchase and Sale Agreement dated January 31, 2012, between Crockett Energy Corporation and Edwin S. Nichols, Thad Purcell, Barry L. Benton, Vesta, LP, Sean Sassin, Renee Sassin, James C. Gibson, and Susan G. Godwin (collectively, the “Seller”) and Edwin S. Nichols Exploration, Inc. (the “Operator”)

10.2

Third Amendment to Purchase and Sale Agreement dated April 30, 2012 between Xun Oil Corporation and Edwin S. Nichols, Thad Purcell, Barry L. Benton, Vesta, LP, Sean Sassin, Renee Sassin, James C. Gibson, and Susan G. Godwin (collectively, the “Seller”) and Edwin S. Nichols Exploration, Inc. (the “Operator”)

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